Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement (No. 333-169015) on Form S-8 of Graham Corporation of our report dated June 21, 2021, relating to our audit of the financial statements of Graham Corporation Employee Stock Purchase Plan, which appears in this Annual Report on Form 11-K of Graham Corporation Employee Stock Purchase Plan for the year ended March 31, 2021.

/s/ Freed Maxick CPAs, P.C.

Freed Maxick CPAs, P.C.

Buffalo, New York

June 21, 2021

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